   As filed with the Securities and Exchange Commission on November 3, 1999

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                                   FORM 8-A
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                      ----------------------------------
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                      ----------------------------------

                                 NETZEE, INC.
            (Exact name of registrant as specified in its charter)

          Georgia                                               58-2488883
(State of incorporation or                                   (I.R.S. Employer
       organization)                                        Identification No.)

                      ----------------------------------

       2410 Paces Ferry Road
          150 Paces Summit
          Atlanta, Georgia                                          30339
(Address of principal executive offices)                          (Zip Code)

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If this Form relates to the                    If this Form relates to the
registration of a class of                     registration of a class of
securities pursuant to Section                 securities pursuant to Section
12(b) of the Exchange Act and is               12(g) of the Exchange Act and
effective pursuant to General                  is 12(g) of the Exchange Act
Instruction A.(c), check the                   and is effective pursuant to
following box. [ ]                             General Instruction A.(d),
                                               check the following box. [X]
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Securities Act registration statement file number to which this form relates:
333-87089
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       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

                                                     Name of each Exchange
               Title of each class                    on which each class
               to be so registered                    is to be registered
               -------------------                    -------------------

                      None.                                  None.


       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                     Common Stock, no par value per share
                     ------------------------------------
                               (Title of Class)

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Item 1.   Description of Registrant's Securities to be Registered.

       Information with respect to the Common Stock of Netzee, Inc. ("Netzee") is incorporated herein by reference to the sections captioned "Description of Capital Stock" (i) as contained in Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (File No. 333-87089), as filed with the Securities and Exchange Commission (the "Commission") on November 1, 1999 and (ii) as will be contained in the Registrant's final prospectus to be filed with the Commission pursuant to Rule 424(b) under the Securities Act.

Item 2.   Exhibits.

Exhibit
Number                             Description of Exhibit
------         ----------------------------------------------------------------

3.1            Articles of Incorporation of the Registrant, as amended to the date hereof
3.2            Amended and Restated Bylaws of the Registrant, as amended to the date hereof
4.1***         Form of Common Stock Certificate of the Registrant.
4.2*           Registration Rights Agreement, dated August 6, 1999, by and among
               Netzee, Inc. (as successor to Direct Access Interactive, Inc.)
               and each of the former shareholders of SBS Corporation.
4.3*           Registration Rights Agreement, dated September 3, 1999, by and among Netzee, The Bankers Bank and TIB The Independent
               BankersBank.
4.4***         Registration Rights Agreement, dated August 31, 1999, by and among and each of the former shareholders of Dyad Corporation.
4.5*           Agreement, dated September 3, 1999, by and between Netzee, Inc.
               and Sirrom Investments, Inc., regarding registration rights of Sirrom.
4.6**          Registration Rights Agreement, dated October 18, 1999, by and between Netzee, Inc. and Kellett Partners, L.P.
4.7**          Warrant, dated October 18, 1999, issued to Kellett Partners,
               L.P.
10.6**         Employment Agreement, dated September 1, 1999, by and between
               Netzee, Inc. and Glenn W. Sturm
10.7**         Employment Agreement, dated September 1, 1999, by and between
               Netzee, Inc. and C. Michael Bowers
10.8**         Employment Agreement, dated September 1, 1999, by and between
               Netzee, Inc. and David W. Brasfield
10.9**         Employment Agreement, dated September 1, 1999, by and between
               Netzee, Inc. and Richard S. Eiswirth

___________________________
* Filed as an exhibit to the Registrant's Registration Statement on Form S-1 (File No. 333-87089), as filed with the Commission on September 14, 1999, and incorporated herein by reference.

** Filed as an exhibit to Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (File No. 333-87089), as filed with the Commission on October 21, 1999, and incorporated herein by reference.

*** Filed as an exhibit to Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (File No. 333-87089), as filed with the Commission on November 1, 1999, and incorporated herein by reference.

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     NETZEE, INC.


                                     By: /s/ David W. Brasfield
                                        --------------------------------------
                                         David W. Brasfield
                                         Senior Executive Vice President-
                                         Sales and Marketing


Date: November 3, 1999